Exhibit 3.13

STATE of WASHINGTON SECRETARY of STATE  I, RALPH MUNRO,  Secretary of State of the State of Washington  and custodian  of its seal,  hereby issue this  CERTIFICATE OF INCORPORATION  to  JOAN WELLMAN AND ASSOCIATES, INC.  a Washington Profit corporation.  Articles of Incorporation were filed for record in this office on the date indicated below.  UBI Number:  602 000 361 Date:   December 22, 1999  Given under my hand and the Seal of the State of Washington at Olympia, the State Capital  Rillph Munro, Secretaryof state 2-910942-8

STATE of WASHINGTON SECRETARY of STATE Rillph Munro, Secretaryof state Please PRINT or type in black ink Sign, date and return original and one copy for: CORPORATION DEVISION 505 E.UNION P O BOX 40234 OLYMBIA, WA 98504-0234   Be sure to lnclude filing fee. Checks should  (be made payable to “Secretaryof state”  IMPORTANT Person to contact about this filling  Jean Wellman  APPLICATION to FORM A  PROFIT  CORPORATION  (Per Chapter 238.02 ROW)  FEE: $175  EXPEDITED (24-HOURS) SERVICE AVAILABLE- $2.0 PER ENTITY  INCLUDE FEE AND WRITE  “EXPEDITE” IN BOLD LETTERS  ON OUTSIDE OF ENVELOPE  For office use only  Filed 12/22/99 UBI 602000361 Corporation No 2-910942-8  Daytime Phone number (with area code) 425-453-2062  ARTICLES OF INCORPORATION  NAME OF CORPORATION  (Must contain the word “corporation”“ “Incorporated” or “Limited” or the  abbrevation “Corp”, “Inc” “Co.” or “Ltd.”) Jean Wellman and associates, Inc. NUMBER  OF  SHARES THE CORPORATION IS AUTHORIZED TO ISSUE (Minimum of one(1) share musl be listed) 10,000 CLA SOF SHAAES   (lf”preferred” class is checked, please attach description)  Common Preferred  EFFECTIVE DATE OF INCORPORATION (Specified effective date may be up to 90 days after receipt of the document by the Secretary of State) _ Specific Date: Upon filing by the Secretary of State  >»PLEASE ATTACH ANY OTHER PROVISIONS THE CORPORATION ELECTS TO INCLUDE<«  NAME AND ADDRESS OF WASHINGTON STATE REGISTERED AGENT  Name Jean Wellman  Street Address.(Required)  10500 SE 27th  City  Bellevue State WA ZIP 98015  PO Box (Optional- Must be In same city as street address}  PO Box 50505 Zip (if different than street ZIP) 98015  I consent to serve as Registered Agent In the State of Washington for the above named corporation, I understand !t Will be my responsibility  to accept Service of Process on behalf of the corporation; to forward mail to the Corporatlon; and to lmmediately notify the Office of the Secretary of State If I resign or change the Registered  Office Address.  Jean Wellman 12/22/99 Signature of Agent   Printed name Date   NAMES AND ADDRESSES OF EACH INCORPORATOR (lf necessary, attach additional names and addresses) Name Jean Wellman  Address10500 SE 27th St City  Bellevue State WA ZIP 98004  Name Thomas F. Robinson  Address 10500 SE 27th St City  Bellevue State WA ZIP 98004 Name  Address  City  State ZIP  SIGNATURE OF INCORPORATOR This document is hereby executed under penalities of perfury, and is, to the best of my knowledge, true and correct.  Jean Wellman President and incorporater 12/22/99 Signature of Incorporator printed name Title date  CORPORATIONS INFORMATION AND ASSISTANCE- 360/753-7115 (TDD- 360/753-1435)  1999 3447 06510  002